Exhibit 10.16

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE CONDITIONS SET FORTH HEREIN.

FEDERAL TRUST CORPORATION

NOTE DUE 2010

US$20,000,000 PRINCIPAL AMOUNT

This Note is issued by Federal Trust Corporation, a corporation duly organized and existing under the laws of the State of Florida (the “Issuer”) pursuant to a Note Purchase Agreement dated as of March 31, 2009, between the Issuer, Federal Trust Bank and The Hartford Financial Services Group, Inc. (the “Note Purchase Agreement”).

For value received, the Issuer hereby promises to pay to The Hartford Financial Services Group, Inc. or assigns (the “Holder”), the principal sum of Twenty Million Dollars and no Cents (US$20,000,000) and all accrued interest thereon (as specified in Condition 2 of the Terms and Conditions of this Note) on the Maturity Date (as defined in Condition 1 of the Terms and Conditions of this Note), unless accelerated pursuant to the terms of this Note.

The Terms and Conditions attached hereto and the statements set forth in the legend, if any, set forth above form an integral part of this Note and by acceptance hereof each holder of this Note agrees to be subject to and bound by such Terms and Conditions and such legend.

This Note may be redeemed by the Issuer in accordance with Condition 8 hereof.

IN WITNESS WHEREOF the Issuer has caused this Note to be duly executed by manual or facsimile signature.

Dated: March 31, 2009

FEDERAL TRUST CORPORATION

By
Name:
Title:

FEDERAL TRUST CORPORATION

TERMS AND CONDITIONS OF THE NOTE

1. Principal. The principal amount of this Note shall be due and payable on March 31, 2010 (the “Maturity Date”).

2. Interest. Interest on this Note accrues from and including March 31, 2009 (the “Issuance Date”) to but not including the Maturity Date on the unpaid principal amount hereof outstanding from time to time, until the principal amount of this Note is paid in full, at a rate of interest per annum equal to ten percent 10% computed on the basis of a 360 day year applied to actual days elapsed from and including the Issuance Date to and including the date of repayment. All accrued interest shall be due and payable in full on the Maturity Date (unless accelerated pursuant to the terms of this Note).

3. Payments. The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Any principal or interest that is not paid when and as payment is due shall bear interest at the rate of interest borne by the principal of this Note from the date due to the date of payment thereof, but only to the extent that the payment of such interest shall be lawful and enforceable.

4. Event of Default. Each of the following events constitutes an “Event of Default” with respect to the Note:

(a) the Issuer fails to pay any interest or principal on the Note when due and payable; or

(b) the entry of a decree or order by a court having competent jurisdiction adjudging the Issuer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer under applicable law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, or ordering the winding up or liquidation of its affairs; or

(c) the institution by the Issuer of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable insolvency law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or similar official) of the Issuer or of any substantial part of its property, respectively, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of any action by the Issuer in furtherance of any such action; or

(d) the appointment of a conservator or receiver for Federal Trust Bank; or

(e) the exercise by the Issuer of any right to terminate the Merger Agreement (as defined in the Note Purchase Agreement); or

(f) the breach of (i) any representation and warranty made by the Issuer or FTB in Article 4 of the Note Purchase Agreement or (ii) any covenant made by the Issuer or FTB in the Note Purchase Agreement.

5. Remedies.

(a) If any Event of Default set forth in Conditions 4(a), 4(b), 4(c) or 4(d) shall occur and be continuing with respect to the Note, all unpaid principal of the Note, together with all accrued and unpaid interest thereon, shall automatically become due and payable without any declaration or other act on the part of the Holder. If any Event of Default set forth in Conditions 4(e) or 4(f) shall occur and be continuing with respect to the Note, the Holder may elect that all unpaid principal of the Note, together with all accrued and unpaid interest thereon, shall become due and payable.

(b) If an Event of Default shall have occurred and be continuing with respect to the Note, and the Note is due and payable or has been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Holder may, to the extent permitted by applicable law, exercise one or more of the following rights, privileges and remedies:

(i) institute proceedings for the collection of all amounts then payable on the Note, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer monies adjudged due; and

(ii) exercise any other rights and remedies that may be available at law or in equity.

6. Amendment. This Note may not be amended without the prior written consent of the Holder.

7. Obligations Absolute. No reference herein to the Note Purchase Agreement and no provision of this Note shall alter or impair the obligation of the Issuer which is absolute and unconditional to the extent permitted by applicable law, to pay the principal of, and interest on, this Note at the times, place and rate, and in the coin or currency, herein prescribed.

8. Redemption. The Issuer, at its option, may redeem this Note in whole but not in part at any time on three days’ prior written notice to the Holder as provided in this Condition 8 at a redemption price equal to the unpaid principal amount of this Note plus accrued and unpaid interest hereon to the date on which this Note is redeemed (the “Redemption Date”). To exercise such option, the Issuer shall deliver a notice of redemption to the Holder at least three days prior to the Redemption Date specifying (i) the Redemption Date and (ii) that in order to receive payment of the Redemption Price, the Holder must surrender this Note to the Issuer or its designee specified in the redemption notice.

Once notice of redemption is given, this Note shall become due and payable on the Redemption Date. Upon the later of the Redemption Date and the date this Note is surrendered for payment as specified in the Redemption Notice, the principal amount of this Note shall be paid together with accrued and unpaid interest hereon to the Redemption Date.

9. Governing Law. This Note shall be governed by and construed in accordance with the law of the State of New York.